UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 3, 2024

Seelos Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-22245	87-0449967
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

300 Park Avenue, 2nd Floor, New York, NY	10022
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (646) 293-2100

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	SEEL	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On August 30, 2024, Seelos Therapeutics, Inc. (the “Company”) entered into an agreement (the “Agreement”) with Lind Global Asset Management V, LLC (the “Investor”). The Agreement relates to that certain Securities Purchase Agreement dated November 23, 2021, as amended, between the Company and the Investor (the “Purchase Agreement”), pursuant which the Company had issued a convertible promissory note, as amended to date (the “Note”), to the Investor with an initial aggregate principal amount of $22 million.

The Agreement provides that, upon the consummation of a Fundamental Transaction (as defined in the Agreement), the Investor shall convert the outstanding balance of the Note into shares of the Company’s common stock, par value $0.001 (the “Common Stock”), at a conversion price per share of Common Stock to be agreed upon by the parties at the time of conversion. The conversion is intended to enable the Company to comply with the continued listing standard set forth in Rule 5550(a) of the Nasdaq Capital Market listing requirements relating to the Company’s stockholders’ equity.

The conversion of the Note as set forth in the Agreement is subject to the Company’s continued listing on The Nasdaq Stock Market LLC and compliance with all applicable laws and regulations, including any shareholder voting requirements under Nasdaq Stock Market rules. The Agreement further ensures that no conversion shall result in the Investor exceeding the ownership cap set forth in the original Note.

The Agreement also includes customary representations and warranties by both the Company and the Investor. These representations and warranties pertain to the authority to enter into the Agreement, the validity and enforceability of the Agreement, and the absence of conflicts with other agreements or applicable laws.

The foregoing summary of the Agreement does not purport to be complete and is qualified in its entirety by reference to the copy of the Agreement filed herewith as Exhibit 10.1.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Agreement dated August 30, 2024 by and between Seelos Therapeutics, Inc. and Lind Global Asset Management V, LLC

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Seelos Therapeutics, Inc.

Date: September 3, 2024	By:	/s/ Michael Golembiewski
Name: Michael Golembiewski
Title: Chief Financial Officer